Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries	State or Other Jurisdiction of Incorporation or Organization
3010081 Nova Scotia Company	Canada
3045848 Nova Scotia Company	Canada
3048504 Nova Scotia Company	Canada
3801110 Canada Inc.	Canada
Andiamo Software Systems Private Limited	India
Cisco Acquisition I, Inc.	Delaware
Cisco Acquisition II, Inc.	Delaware
Cisco Acquisition III, Inc.	Delaware
Cisco Cable Products And Solutions A/S	Denmark
Cisco do Brasil Ltda.	Brazil
Cisco Managed Solutions, Inc.	Delaware
Cisco Optical Transport Germany GmbH	Germany
Cisco Photonics Italy S.r.l.	Italy
Cisco SBAIF III, Inc.	Delaware
Cisco Systems (Argentina) S.A.	Argentina
Cisco Systems (Asia) Services B.V.	Netherlands
Cisco Systems (Bermuda) Holdings Ltd.	Bermuda
Cisco Systems (Bermuda) International IP Management Ltd.	Bermuda
Cisco Systems (Bermuda) IP Holdings, Ltd.	Bermuda
Cisco Systems (Bermuda) Ltd.	Bermuda
Cisco Systems (China) Networking Technology Co., Ltd.	China
Cisco Systems (Colombia) Limitada	Colombia
Cisco Systems (Czech Republic) s.r.o.	Czech Republic
Cisco Systems (HK) Limited	Hong Kong
Cisco Systems (India) Ltd.	Delaware
Cisco Systems (India) Private Limited	India
Cisco Systems (Italy) S.r.l.	Italy
Cisco Systems (Korea) Limited	Korea
Cisco Systems (Malaysia) Sdn Bhd	Malaysia
Cisco Systems (Nigeria) Limited	Nigeria
Cisco Systems (Puerto Rico) Corp.	Delaware
Cisco Systems (Scotland) Limited	Scotland
Cisco Systems (South Africa) (Proprietary) Limited	South Africa
Cisco Systems (Spain) S.L.	Spain
Cisco Systems (Sweden) AB	Sweden
Cisco Systems (Switzerland) GmbH	Switzerland
Cisco Systems (Thailand) Limited	Thailand
Cisco Systems (USA) Pte. Ltd.	Singapore
Cisco Systems Australia Pty. Limited	Australia
Cisco Systems Austria GmbH	Austria
Cisco Systems Belgium S.P.R.L.	Belgium
Cisco Systems Bulgaria EOOD	Bulgaria
Cisco Systems Canada Co./Les Systemes Cisco Canada Cie	Canada
Cisco Systems Capital (Australia) Pty. Limited	Australia
Cisco Systems Capital (Korea) Limited	Korea

Cisco Systems Capital Asia Pte. Ltd.	Singapore
Cisco Systems Capital Canada Co./Les Systemes Cisco Capital Canada Cie	Canada
Cisco Systems Capital Corporation	Nevada
Cisco Systems Capital France SAS	France
Cisco Systems Capital Funding, LLC	Delaware
Cisco Systems Capital GmbH	Germany
Cisco Systems Capital Italy S.r.l.	Italy
Cisco Systems Capital K.K.	Japan
Cisco Systems Capital Netherlands B.V.	Netherlands
Cisco Systems Capital Spain, S.L.	Spain
Cisco Systems Chile S.A.	Chile
Cisco Systems Co.	Canada
Cisco Systems Costa Rica, Sociedad Anonima	Costa Rica
Cisco Systems Croatia Ltd. For Trade	Croatia
Cisco Systems Cyprus Ltd.	Cyprus
Cisco Systems Danmark ApS	Denmark
Cisco Systems De Mexico, S.A. de C.V.	Mexico
Cisco Systems Dominicana, S.A.	Dominican Republic
Cisco Systems Egypt Ltd.	Egypt
Cisco Systems Finance International	Ireland
Cisco Systems Finance International Holdings I Limited	Ireland
Cisco Systems Finance International Holdings II Limited	Ireland
Cisco Systems Finance International Holdings III Limited	Ireland
Cisco Systems Finance International Holdings IV Limited	Ireland
Cisco Systems Finance International Holdings V Limited	Ireland
Cisco Systems Finance International Holdings VI Limited	Ireland
Cisco Systems Finance, Inc.	California
Cisco Systems Finland Oy	Finland
Cisco Systems France Sarl	France
Cisco Systems GmbH	GERMANY
Cisco Systems Holding GmbH & Co. KG	Germany
Cisco Systems Holding, Inc.	Delaware
Cisco Systems Holdings I, Inc.	California
Cisco Systems Hungary Ltd. / Cisco Systems Hungary Servicing And Trading Limited Liability Company	Hungary
Cisco Systems Insurance Services Ltd.	Bermuda
Cisco Systems International B.V.	Netherlands
Cisco Systems International Holdings Ltd.	Bermuda
Cisco Systems Internetworking (Ireland) Limited	Ireland
Cisco Systems Internetworking Hellas S.A.	Greece
Cisco Systems Internetworking Iletisim Hizmetleri Limited Sirketi	Turkey
Cisco Systems Israel Ltd.	Israel
Cisco Systems K.K.	Japan
Cisco Systems Limited	Nevada
Cisco Systems Limited	United Kingdom
Cisco Systems Luxembourg International S.a.r.l.	Luxembourg
Cisco Systems Luxembourg S.a.r.l.	Luxembourg
Cisco Systems Management B.V.	Netherlands
Cisco Systems Management GmbH	Germany
Cisco Systems Management LLC	Delaware
Cisco Systems Management Ltd.	Bermuda
Cisco Systems Netherlands Holdings B.V.	Netherlands

Cisco Systems New Zealand Limited	New Zealand
Cisco Systems Norway AS	Norway
Cisco Systems O.I.A. (1998) Ltd.	Israel
Cisco Systems Pakistan (Private) Limited	Pakistan
Cisco Systems Panama S. de R.L.	Panama
Cisco Systems Peru S.A.	Peru
Cisco Systems Poland Sp. Z.o.o.	Poland
Cisco Systems Portugal—Sistemas Informáticos, Sociedade Unipessoal, Limitada	Portugal
Cisco Systems Romania S.R.L.	Romania
Cisco Systems Slovakia, spol. S.r.o.	Slovakia
Cisco Systems Taiwan Ltd.	Taiwan
Cisco Systems Venezuela, C.A.	Venezuela
Cisco Systems Vietnam Limited	Vietnam
Cisco Systems Wireless Networking (Australia) Pty. Limited	Australia
Cisco Systems-Linksys (Asia) Pte. Ltd.	Singapore
Cisco Technology, Inc.	California
Cisco-Latitude (UK) Limited	United Kingdom
Cisco-Linksys (Chengdu) Networking Technology Co., Ltd.	China
Cisco-Linksys (HK) Limited	Hong Kong
Cisco-Linksys K.K.	Japan
Cisco-Linksys LLC	California
Latitude Communications Pte. Ltd.	Singapore
PT Cisco Systems Indonesia	Indonesia
Radiata, Inc.	Delaware
SB Asia Infrastructure Fund III	Delaware
Twingo Systems, Inc.	Delaware